Barry L. Friedman, P.C.
                           1582 Tulita Drive
                      Las Vegas, Nevada 89123
                            (702) 361-8414
                            (702) 896-0278

                         November 19, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

   Re:   Global Eco-Logical Services, Inc.
         Letter pursuant to Item 304(a)(3) of Regulation S-B

Dear Sirs:

This firm audited the financial statements for J. Marcus Enterprises, Inc., n/k/a Global Eco-Logical Services, Inc. for the years ended December 31, 1996 and 1997, and the interim period ended May 7, 1998. This firm agrees with the disclosure which Global Eco-Logical Services, Inc. intends to make, in Part II, Item 3 of a Form 10-SB which it intends to file with the Securities and Exchange Commission, of the reasons for its decision to change independent auditing firms. In addition, this firm consents to the inclusion of the above-described audited financial statements, and its opinion thereon, in said Form 10-SB.

                  Very truly yours,

                  /s/ Barry L. Friedman

                  Barry L Friedman


cc:   Robert J. Mottern
      William Tuorto